UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 203-5700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 25, 2010, Trico Marine Services, Inc. (the “Company”) and certain of its subsidiaries, Trico Marine Assets, Inc., Trico Holdco, LLC, Trico Marine Operators, Inc., Trico Marine Cayman, LP and Trico Marine International, Inc. (each a “Debtor” and collectively with the Company, the “Debtors”) filed for voluntary reorganization (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company has requested that the Chapter 11 Cases be jointly administered under the case styled as “In re: Trico Marine Services, Inc., No. 10-12653.”
Prior to filing the Chapter 11 Cases, the Debtors entered into the agreements described below.
Amendment No. 5 to the Second Amended and Restated Credit Agreement
On August 23, 2010, the Company entered into Amendment No. 5 (“Amendment No. 5”) to that certain Second Amended and Restated Credit Agreement, dated as of June 11, 2010 (as amended to date, the “Prepetition First Lien Loan Agreement”) by and among the guarantors party thereto from time to time, the lenders party thereto from time to time, and Obsidian Agency Services, Inc. (“Obsidian”), as administrative agent and collateral agent. Amendment No. 5 amends the Prepetition First Lien Loan Agreement to extend to August 27, 2010 the date by which an Event of Default (as such term is defined in the Prepetition First Lien Loan Agreement) would occur if in the absence of certain forbearance agreements the Company fails to (i) file a voluntary case in the Bankruptcy Court for each of the Debtors or (ii) consent to an order for relief under Chapter 11 of the Bankruptcy Code within 72 hours of the filing of an involuntary proceeding in the Bankruptcy Court.
The foregoing description about Amendment No. 5 is qualified in its entirety by reference to the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
DIP Credit Agreement
On August 24, 2010, the Company, certain guarantors, affiliates of certain funds managed by Tennenbaum Capital Partners, LLC (collectively, “Tennenbaum”) and Obsidian, as agent, entered into a Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”).
The DIP Credit Agreement consists of term loans in the principal amount of $35.0 million consisting of (i) new money loans in the principal amount of $10.0 million and (ii) loans to refinance the loans incurred by the Company under the Prepetition First Lien Loan Agreement in the principal amount of $25.0 million. The DIP Credit Agreement is guaranteed by all subsidiaries of the Company other than Trico Supply AS and its subsidiaries.
The DIP Credit Agreement is secured by (i) a first priority lien over all assets that are not subject to liens as of the time of filing of the Chapter 11 Cases, (ii) a priming lien on all assets that are encumbered by liens securing the Prepetition First Lien Loan Agreement and the Company’s 8.125% Secured Convertible Debentures due 2013 (“8.125% Debentures”) and (iii) a junior lien on all other assets already subject to security interests.
The DIP Credit Agreement matures on the earlier to occur of (i) March 11, 2011; (ii) the effective date of any plan of reorganization or liquidation with respect to any Debtor; (iii) the closing date of a sale pursuant to Section 363 of the Bankruptcy Code or otherwise of all or substantially all of the assets of the Debtors, Trico Supply AS or Trico Shipping AS; (iv) the date of conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (v) the dismissal of any of the Chapter 11 Cases and (vi) the acceleration of the DIP Credit Agreement following an event of default thereunder.

The proceeds of the DIP Credit Agreement may be used by the Company (i) to fund operating expenses and other working capital needs of the Debtors in accordance with an agreed upon budget, (ii) to pay fees, expenses and interest associated with the DIP Credit Agreement, and (iii) to refinance obligations under the Prepetition First Lien Loan Agreement.
Loans under the DIP Credit Agreement bear interest at the LIBOR rate (with a LIBOR floor of 2.5%) plus a margin of 11.5%. The DIP Credit Agreement contains a number of affirmative and negative covenants, including financial covenants regarding minimum monthly EBITDA, minimum consolidated cash flow and minimum liquidity.
The effectiveness of the DIP Credit Agreement is subject to certain conditions precedent including (i) entry of Orders by the Bankruptcy Court approving the DIP Credit Agreement; (ii) no occurrence, development or change that, in the commercially reasonable judgment of Tennenbaum, has had or could be reasonably expected to have a material adverse effect upon the business, operations or financial condition of the Company and its subsidiaries, taken as a whole; (iii) Tennenbaum not becoming aware of any new or inconsistent information that Tennenbaum, in its commercially reasonable judgment, deems material and adverse relative to the previously delivered information; (iv) the accuracy in all material respects of all representations that the Company and its affiliates made to Tennenbaum; (v) the execution and delivery of the loan and security documents relating to the DIP Credit Agreement and certain related opinions of counsel; (vi) no event of default having occurred or occurring as a result of the commencement of the Chapter 11 Cases or the consummation of the DIP Credit Agreement under any credit facilities or other material outstanding indebtedness of the subsidiaries of the Company (other than the debtors); and (vii) certain other conditions precedent typical for debtor-in-possession credit facilities.
The foregoing description about the DIP Credit Agreement is qualified in its entirety by reference to the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01.
Relationships
Tennenbaum is the lender and Obsidian serves as administrative and collateral agent under the Prepetition First Lien Loan Agreement and Tennenbaum is the term lender under Trico Shipping AS’ working capital facility.
Item 1.03. Bankruptcy or Receivership.
As described above under Item 1.01 of this Current Report on Form 8-K, the Debtors filed the Chapter 11 Cases. The Debtors will continue to manage their properties and operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Additional information about the Company’s restructuring, including access to court documents and other general information about the Chapter 11 Cases, is available at http://dm.epiq11.com/trico.
The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Chapter 11 Cases is incorporated by reference into this Item 1.03.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The filing of the Chapter 11 Cases described above constitutes an event of default or otherwise triggers certain repayment obligations under a number of instruments and agreements relating to direct and indirect financial obligations of the Company (the “Debt Documents”). As a result, the obligations under the Debt Documents are automatically accelerated and all amounts due thereunder become immediately due and payable. The Company believes that any efforts to enforce the payment obligations under these Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.
The Debt Documents and the approximate amount of debt currently outstanding thereunder, are as follows:
•	8.125% Debentures, which are governed by an indenture, dated as of May 14, 2009, between the Company and U.S. Bank National Association (as successor to Wells Fargo Bank, National Association), as trustee. The 8.125% Debentures represent senior secured obligations of the Company. Approximately $202.8 million is currently outstanding under the indenture for the 8.125% Debentures.

•	3% senior convertible debentures due 2027 (“3% Debentures”), which are governed by an indenture, dated as of February 7, 2007, between the Company and Wells Fargo Bank, National Association, as trustee. The 3% Debentures represent senior unsecured obligations of the Company. Approximately $150.0 million is currently outstanding under the indenture for the 3% Debentures.
The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Chapter 11 Cases is incorporated by reference into this Item 2.04.
Item 8.01. Other Events.
Trico Shipping AS and its affiliates have reached an agreement in principle with holders of approximately 80% of its 11 7/8% senior secured notes due 2014 (“Senior Secured Notes”) and Tennenbaum to provide Trico Shipping AS and its affiliates with a $22.0 million secured credit facility (“Senior Secured Credit Facility”). Closing of this financing is subject to obtaining the requisite consent of the holders of the Senior Secured Notes as well as the consent of Nordea Bank Finland plc, New York Branch and Unicredit Bank AG as revolving lenders under Trico Shipping AS’s existing credit facility and certain other closing conditions. The proceeds of the Secured Credit Facility will be available to fund operating expenses and other working capital needs of Trico Shipping AS and its affiliates. The Secured Credit Facility will be secured by a first priority security interest in certain of the collateral which secures the Senior Secured Notes and Trico Shipping AS’s existing credit facility.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Amendment No. 5 to the Second Amended and Restated Credit Agreement, dated as of June 11, 2010, between the Company, the guarantors from time to time, the lenders from time to time, and Obsidian Agency Services, Inc., as administrative agent and collateral agent, dated as of August 23, 2010.

10.2
Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement by and between the Company, the guarantors from time to time, the lenders from time to time and Obsidian Agency Services, Inc, as Agent, dated as of August 24, 2010.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the Company’s and its subsidiaries’ ability to obtain court approval with respect to motions in the Chapter 11 Cases; (iii) the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; (iv) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts that are critical to its operations; (vi) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations; (vii) the ability of the Company to attract, motivate and/or retain key executives and employees; (viii) the ability of the Company to attract and retain customers; (ix) the ability of the Company to obtain the requisite consent of the holders of the Senior Secured Notes, Nordea Bank Finland plc, New York Branch and Unicredit Bank AG to close the Senior Secured Credit Facility as described in Item 8.01 above; and (x) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC. (Registrant)
Dated: August 25, 2010	By:	/s/ Brett Cenkus
Brett Cenkus
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 5 to the Second Amended and Restated Credit Agreement, dated as of June 11, 2010, between the Company, the guarantors from time to time, the lenders from time to time, and Obsidian Agency Services, Inc., as administrative agent and collateral agent, dated as of August 23, 2010.

10.2
Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement by and between the Company, the guarantors from time to time, the lenders from time to time and Obsidian Agency Services, Inc, as Agent, dated as of August 24, 2010.